                            SCHEDULE 14A INFORMATION

          PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES
                    EXCHANGE ACT OF 1934 (AMENDMENT NO.   )

Filed by the Registrant /X/

Filed by a Party other than the Registrant / /

Check the appropriate box:

/ /  Preliminary Proxy Statement                / /  Confidential, for Use of the Commission
                                                     Only (as permitted by Rule 14a-6(e)(2))
/X/  Definitive Proxy Statement
/ /  Definitive Additional Materials
/ /  Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12

                             ENERGEN CORPORATION
--------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)

--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

/X/  $125 per Exchange Act Rules 0-11(c)(1)(ii), 14a-6(i)(1), or 14a-6(i)(2) or
     Item 22(a)(2) of Schedule 14A.

/ / $500 per each party to the controversy pursuant to Exchange Act Rule 14a-6(i)(3).

/ /  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

     (1)  Title of each class of securities to which transaction applies:

     (2)  Aggregate number of securities to which transaction applies:

     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

     (4)  Proposed maximum aggregate value of transaction:

     (5)  Total fee paid:

/ /  Fee paid previously with preliminary materials.

/ / Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1)  Amount Previously Paid:

     (2)  Form, Schedule or Registration Statement No.:

     (3)  Filing Party:

     (4)  Date Filed:

                              ENERGEN CORPORATION
                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

                          TO BE HELD JANUARY 24, 1996

To the Shareholders of
  ENERGEN CORPORATION

     Notice is hereby given that the Annual Meeting of Shareholders (the "Annual Meeting") of Energen Corporation will be held at the principal office of the Company, 2101 Sixth Avenue North, Birmingham, Alabama, on Wednesday, January 24, 1996, at 10:00 A.M., Central Standard Time, for the following purposes:

     1. To elect three directors to serve for a three-year term expiring in 1999;

     2. To consider and take action on a proposal to amend the Energen Corporation 1992 Directors Stock Plan, as more fully described in the accompanying Proxy Statement; and

     3. To transact such other business as may properly come before the Annual Meeting.

     Shareholders of record at the close of business on December 6, 1995 are entitled to notice of and to vote upon all matters at the Annual Meeting. The Annual Meeting may be adjourned from time to time without notice other than by announcement at the meeting or any adjournments thereof, and any business for which notice of the Annual Meeting is hereby given may be transacted at any such adjournment.

                                             By Order of the Board of Directors

                                                DUDLEY C. REYNOLDS, Secretary
Birmingham, Alabama
December 21, 1995

                             YOUR VOTE IS IMPORTANT

  YOU ARE URGED TO DATE, SIGN AND PROMPTLY RETURN YOUR PROXY IN THE ENCLOSED
                                  ENVELOPE.

(ENERGEN LOGO)                    ENERGEN CORPORATION
                                  --------------------------------------------
                                  2101 Sixth Avenue North
                                  Birmingham, Alabama 35203
                                  (205) 326-2700

                                                               December 21, 1995

To Our Shareholders:

     It is our pleasure to extend to you a cordial invitation to attend the Annual Meeting of Shareholders of Energen Corporation. The Meeting will be held at the principal office of the Company in Birmingham on Wednesday, January 24, 1996, at 10:00 A.M., Central Standard Time.

     Details of the matters to be presented at this meeting are given in the foregoing Secretary's formal Notice of the Annual Meeting and in the Proxy Statement that follows.

     We hope that you will be able to attend this meeting so that we may have the opportunity of meeting with you and discussing the affairs of the Company. However, if you cannot attend, we would appreciate your signing and returning the enclosed Proxy as soon as convenient so that your stock may be voted.

     We have enclosed a copy of the Company's Annual Report to Shareholders for the year ended September 30, 1995.

                                           Yours very truly,

                                                 Rex J. Lysinger
                                           ----------------------------
                                            Chairman of the Board and
                                              Chief Executive Officer

                                PROXY STATEMENT

                         ANNUAL MEETING OF SHAREHOLDERS
                             OF ENERGEN CORPORATION

                                JANUARY 24, 1996

                               ------------------

     This Proxy Statement is being furnished by the Board of Directors of Energen Corporation, an Alabama corporation (the "Company"), in connection with the solicitation of proxies for use at the Annual Meeting of Shareholders of the Company to be held at the principal office of the Company, 2101 Sixth Avenue North, Birmingham, Alabama, on Wednesday, January 24, 1996, at 10:00 A.M., Central Standard Time, and at any adjournment thereof (the "Annual Meeting"), for the purposes set forth in the accompanying Notice of Annual Meeting of Shareholders of the Company. It is contemplated that the Proxy Statement and accompanying form of proxy will be mailed to Shareholders of the Company on or around December 21, 1995.

     In the absence of contrary instructions, the proxies received by the Board of Directors will be voted FOR the election of all nominees for director of the Company and FOR the proposal to amend the Energen Corporation 1992 Directors Stock Plan. A Shareholder who has given a proxy may revoke it at any time prior to its exercise by written notice of such revocation to the Secretary of the Company, by executing and delivering to the Company a later dated proxy reflecting contrary instructions, or by appearing at the Annual Meeting and taking appropriate steps to vote in person. All proxies received by the Board of Directors of the Company will be voted in accordance with the instructions appearing on such proxy.

PURPOSES OF THE ANNUAL MEETING

     At the Annual Meeting the Shareholders of the Company will consider and take action on the following matters and on such other matters as may properly come before the meeting:

                            1. ELECTION OF DIRECTORS

     Directors of the Company are elected on a staggered basis, with approximately one-third of the directors being elected at each annual meeting for three-year terms. Three directors are to be elected to serve for a term of three years expiring at the 1999 Annual

Meeting of Shareholders. The names of the nominees for director, as well as the names of those directors continuing in office, are set forth in this Proxy Statement. It is intended that the persons designated as proxies on the accompanying form of proxy will vote such proxy, if not otherwise directed, FOR the election of the three nominees listed below in this Proxy Statement.

                       NOMINEES FOR ELECTION AS DIRECTORS
                      FOR A THREE-YEAR TERM TO EXPIRE 1999

           NAME                 PRINCIPAL OCCUPATION AND OTHER INFORMATION
--------------------------  --------------------------------------------------
J. Mason Davis, Jr........  Mr. Davis, 60, is a partner with the Birmingham,
                            Alabama law firm of Sirote & Permutt. He joined
                              the firm in 1984. Mr. Davis also serves as an
                              Adjunct Professor of Law at the University of
                              Alabama School of Law in Tuscaloosa, Alabama. He
                              is also Chairman of the Board of Directors of
                              Protective Industrial Insurance Company of
                              Alabama, Inc., based in Birmingham, Alabama.
                            Mr. Davis has served as a director of the Company
                              and Alabama Gas Corporation since September,
                              1992.
James S. M. French........  Mr. French, 55, is Chairman, President, Chief
                            Executive Officer, and a director of Dunn
                              Investment Company, the parent of a group of
                              companies in the construction industry and also
                              an investor in equity and income securities in
                              selected industries. Dunn was founded in 1878
                              and is headquartered in Birmingham. He joined
                              the firm in 1968 and became its President in
                              1974. He is also a director of Regions Financial
                              Corporation (formerly First Alabama Bancshares,
                              Inc.); Hilb, Rogal and Hamilton Company, a
                              network of insurance agencies; Stockham Valves
                              and Fittings, Inc.; and the subsidiaries of Dunn
                              Investment Company.
                            Mr. French has served as a director of the Company
                              since its formation in January, 1979 and has
                              served as a director of Alabama Gas Corporation
                              since April, 1978.

           NAME                 PRINCIPAL OCCUPATION AND OTHER INFORMATION
--------------------------  --------------------------------------------------
Wallace L. Luthy..........  Mr. Luthy, 62, retired effective December 31,
                            1995, as President and General Manager of Mobil
                              Natural Gas Inc., headquartered in Houston,
                              Texas. Mobil Natural Gas is a subsidiary of
                              Mobil Corporation and processes and markets
                              natural gas in the United States and Canada.
                              Upon his retirement, Mr. Luthy completed 40
                              years of service with Mobil.
                            Mr. Luthy has served as a director of the Company
                              and Alabama Gas Corporation since October, 1995.

                      DIRECTORS WHOSE TERM EXPIRES IN 1997

           NAME                 PRINCIPAL OCCUPATION AND OTHER INFORMATION
--------------------------  --------------------------------------------------
Rex J. Lysinger...........  Mr. Lysinger, 58, is Chairman of the Board and
                            Chief Executive Officer of the Company and is a
                              director of each of the Company's subsidiaries.
                              He joined Alabama Gas Corporation in July, 1975
                              as a Vice President and was elected president in
                              1977. In 1981, Mr. Lysinger was named Chief
                              Executive Officer of the Company and its
                              subsidiaries and was named Chairman of the Board
                              effective October 1, 1982. He is also a director
                              of SouthTrust Bank of Alabama, N.A.; Associated
                              Electric & Gas Insurance Services Limited, a
                              mutual insurance company serving the United
                              States public utility industry; and a member of
                              the Board of Trustees of Samford University in
                              Birmingham, Alabama.
                            Mr. Lysinger has served as director of the Company
                              since its formation in January, 1979 and has
                              served as a director of Alabama Gas Corporation
                              since January, 1977.
Dr. Judy M. Merritt.......  Dr. Merritt, 52, is President of Jefferson State
                            Community College located in Birmingham, Alabama.
                              Dr. Merritt was named president in 1979 and with
                              the exception of a four year assignment at
                              Florida International University in Miami,
                              Florida from 1975 to 1979, has been associated
                              with Jefferson State and its predecessor since
                              1965. She is also a member of the Board of
                              Directors of SouthTrust Bank of Alabama, N.A.

           NAME                 PRINCIPAL OCCUPATION AND OTHER INFORMATION
--------------------------  --------------------------------------------------
                            Dr. Merritt has served as a director of the
                              Company and Alabama Gas Corporation since June,
                              1993.
Drayton Nabers, Jr. ......  Mr. Nabers, 55, is Chairman of the Board,
                            President, Chief Executive Officer and a director
                              of Protective Life Corporation and President and
                              a director of Protective Life Insurance Company.
                              He joined Protective Life Insurance Company in
                              1979 as Senior Vice President, Operations, and
                              General Counsel and served in that capacity
                              until his election as President of Empire
                              General Life Insurance Company in 1980 and his
                              election as President and Chief Operating
                              Officer of Protective Life in August, 1982. He
                              became Chief Executive Officer of Protective
                              Life in 1992 and Chairman of the Board in 1994.
                              Mr. Nabers is also a member of the Board of
                              Directors of National Bank of Commerce of
                              Birmingham.
                            Mr. Nabers has served as a director of the Company
                              and Alabama Gas Corporation since October, 1984.

                      DIRECTORS WHOSE TERM EXPIRES IN 1998

           NAME                 PRINCIPAL OCCUPATION AND OTHER INFORMATION
--------------------------  --------------------------------------------------
Dr. Stephen D. Ban........  Dr. Ban, 55, is President and CEO of Gas Research
                              Institute (GRI), a not-for-profit cooperative
                              research organization of the natural gas
                              industry, headquartered in Chicago. He joined
                              GRI in 1981, was first elected president in
                              April, 1987, and has overall responsibility for
                              GRI's multifaceted research and development
                              program in gas technology development, including
                              research and development related to gas supply
                              and end-use technologies. In 1991, Dr. Ban was
                              elected a director of UGI Corporation, a
                              Pennsylvania gas and electric utility and
                              national marketer of propane. In 1994 he became
                              a director of CALSTART, Inc., a California
                              non-profit consortium dedicated to the
                              development of advanced transportation
                              technologies utilizing clean alternative fuels
                              and cooperative research and development. He is
                              also a member of the Natural Gas Council and the
                              Board of Directors of the United States Energy
                              Association.

           NAME                 PRINCIPAL OCCUPATION AND OTHER INFORMATION
--------------------------  --------------------------------------------------
                            Dr. Ban has served as director of the Company and
                              Alabama Gas Corporation since January, 1992.
George S. Shirley.........  Mr. Shirley, 68, is retired City Board Chairman of
                            AmSouth Bank of Tuskaloosa, Tuscaloosa, Alabama,
                              with which he was associated from 1960 to 1994.
                              Mr. Shirley is also past president of the
                              Alabama Bankers Association, a former director
                              of the Birmingham Branch of the Federal Reserve
                              Bank of Atlanta and a member of the Board of
                              Trustees of the University of Alabama.
                            Mr. Shirley has served as a director of the
                              Company and Alabama Gas Corporation since
                              September, 1981.
Wm. Michael Warren, Jr....  Mr. Warren, 48, is President and Chief Operating
                            Officer of the Company and is a director of the
                              Company and each of its subsidiaries. He is also
                              President and Chief Executive Officer of Alabama
                              Gas Corporation and Taurus Exploration, Inc.,
                              the principal subsidiaries of the Company, and
                              President and Chief Operating Officer of certain
                              other Company subsidiaries. He joined Alabama
                              Gas Corporation in 1983 as Vice-President and
                              General Counsel and was elected President of
                              Alabama Gas Corporation in 1984. He was elected
                              President and Chief Operating Officer of the
                              Company in February, 1991 and was elected
                              President and Chief Executive Officer of Alabama
                              Gas and Taurus in September, 1995. He is also a
                              city director of AmSouth Bank of Alabama and a
                              member of the Board of Trustees of
                              Birmingham-Southern College.
                            Mr. Warren has served as a director of the Company
                              since January, 1986, and has served as a
                              director of Alabama Gas Corporation since
                              October, 1984.

     Mr. Harris Saunders, Jr. and Mr. W. Robbins Taylor, who have served as directors of the Company since January, 1980 and January, 1981, respectively, will retire from service as Directors and will not stand for re-election at the Annual Meeting. They will continue to serve as Directors until January 24, 1996.

INFORMATION REGARDING THE BOARD OF DIRECTORS AND COMMITTEES

     The Board of Directors of the Company has established a standing Audit Committee currently composed of four directors who are not officers of the Company. The members of the Audit Committee are: James S.M. French (Chairman), Stephen D. Ban, Judy M. Merritt and Harris Saunders, Jr. The duties of the Audit Committee are (1) to recommend to the Board of Directors a firm of independent public accountants to serve as auditors, (2) to meet with representatives of the auditors to review the planned scope of their audit and to review the results of their examination, (3) to meet with representatives of the auditors and management to discuss matters regarding the Company's accounting policies, practices and related financial reporting, and the adequacy of the accounting system and related internal accounting controls to safeguard corporate assets and provide a basis for preparing materially reliable financial information, and
(4) to report to the Board of Directors the results of such meetings with such recommendations as the Audit Committee deems appropriate. During the 1995 fiscal year the Audit Committee held three meetings.

     The Board of Directors of the Company has established an Officers Review Committee currently consisting of four directors who are not officers of the Company. The members of this Committee are: George S. Shirley (Chairman), J. Mason Davis, Jr., Drayton Nabers, Jr., and W. Robbins Taylor. The duties of the Officers Review Committee are to study and make recommendations to the Board of Directors with regard to executive succession and compensation paid to officers of the Company and its subsidiaries. During the 1995 fiscal year, the Officers Review Committee held four meetings.

     The Board of Directors of the Company has established a Finance Committee currently composed of four directors who are not officers of the Company. The members of the Finance Committee are: Harris Saunders, Jr. (Chairman), J. Mason Davis, Jr., George S. Shirley and W. Robbins Taylor. The duties of the Finance Committee are to review financial policy related to such matters as capital structure and the issuance of securities necessary to finance the activities of the Company. During the 1995 fiscal year, the Finance Committee held one meeting.

     The Board of Directors of the Company has established a Governance and Nominations Committee currently composed of four directors who are not officers of the Company. The members of the Governance and Nominations Committee are:
Drayton Nabers, Jr. (Chairman), Stephen D. Ban, James S. M. French and Judy M. Merritt. The duties of the Governance and Nominations Committee are to review and advise the Board of Directors on general governance and structure issues and to review and recommend to the Board the term and tenure of Directors, consider future Board members and recommend nominations to the Board. During the 1995 fiscal year, the Governance and Nominations Committee held two meetings.

     During the 1995 fiscal year the Board of Directors of the Company met nine times. All directors of the Company attended at least 75% of the meetings of the Board of Directors and the committees of the Board of which they are members.

DIRECTORS' COMPENSATION

     During the 1995 fiscal year, directors who are not officers were paid a monthly retainer of $1,000. In addition, non-officer directors of the Company and of its subsidiaries were paid a fee of $1,000 for each meeting attended, including committee meetings.

     The Board of Directors, on November 27, 1991, adopted the Energen Corporation 1992 Directors Stock Plan, which plan was approved by the Shareholders on January 22, 1992. The plan provides for an annual grant and issuance of two hundred shares of Common Stock, following the last day of the fiscal year ended September 30, 1992 and each fiscal year thereafter so long as the plan remains in effect, to each non-employee director who is serving as such on the last day of the Company's fiscal year and who has served as such for at least six months. The size of this annual grant is subject to adjustment in the event of a stock dividend, stock split or similar transaction. The plan also allows each non-employee director to elect to have any part or all of the fees payable for services as a director of the Company and its subsidiaries paid in shares of Common Stock.

     The plan is administered by the Company's Board of Directors, whose members are normally elected to three-year terms by the Shareholders. Although the plan has no fixed duration, the Board of Directors or the Shareholders of the Company may terminate the plan. The Board of Directors of the Company may also amend the plan from time to time. However, Shareholder approval is required for any amendment that materially increases the benefits accruing to participants in the plan, materially increases the number of shares of Common Stock which may be issued under the plan or materially modifies eligibility requirements. A proposal to amend the plan is described more fully in Section 2 of the Proxy Statement. The number of shares issued under this plan for fiscal year 1995 was 3,829.

     Pursuant to the Director Fees Deferral Plan, members of the Board of Directors who are not employees of the Company may elect to defer all or part of their fees for services as a director. By written election delivered prior to the end of a calendar year, a director may elect to defer the receipt of fees payable in the following calendar year. Once made, the deferral election will renew automatically from year to year unless revoked or changed by the filing of a new election. The amount of any deferred fees are credited to an account on the books of the Company on the date on which the fees would have first become payable to the director. At the end of each calendar quarter until all deferred amounts are distributed, the daily balance in a director's account will be credited with interest based on the prime rate quoted at the beginning of the quarter by AmSouth Bank of Alabama,

Birmingham, Alabama. A director may not defer fees past age 75, but he may elect to have fees paid in up to ten (10) annual installments beginning with age 75. The amount deferred under this plan, including interest, during 1995 was $21,266.

                 2.  PROPOSAL TO AMEND THE ENERGEN CORPORATION
                           1992 DIRECTORS STOCK PLAN

     The Board of Directors of the Company, pursuant to a resolution adopted on November 22, 1995, adopted an amendment (the "Amendment") to the Energen Corporation 1992 Directors Stock Plan (the "Directors Plan") for non-employee directors of the Company and has directed submission thereof to the Stockholders. The purpose of the Directors Plan is to enable the Company to pay part of the compensation of its non-employee directors in shares of the Company's Common Stock. The Directors Plan provides for annual grants of Common Stock to each non-employee director and in addition allows each non-employee director to elect to take all or a portion of such director's cash compensation in the form of the Company's Common Stock. The proposed Amendment amends the annual grant provisions of Section 3 of the Directors Plan.

     The following summary of the principal features of the Directors Plan and the proposed Amendment are in all respects subject to the specific provisions contained in the Directors Plan and the Amendment, copies of which are set forth as Appendices A and B, respectively, hereto.

SUMMARY OF DIRECTORS PLAN FEATURES

     ELIGIBILITY. Only those members of the Company's Board of Directors who are not officers or employees of the Company or its subsidiaries ("Non-Employee Directors") are eligible to participate in the Directors Plan. There are presently nine Non-Employee Directors on the Board of Directors. Two of such Non-Employee Directors will retire from the Board during January, 1996.

     ANNUAL GRANT. Each Non-Employee Director may elect to take any part or all of the cash fees otherwise payable to such Non-Employee Director for his services as a director of the Company and its subsidiaries in the form of Common Stock. Such election and any subsequent change thereto must be in writing and will become effective six months after delivery to the Company. Common Stock issued in lieu of director fees will be issued following the end of each calendar quarter and the number of shares will be based on a valuation equal to the average of the closing sales price for the Common Stock on the last day of each month in such calendar quarter; provided, that any fractional share shall be rounded up to a whole share. Non-Employee Directors presently receive monthly retainers of $1,000 and meeting fees of $1,000 for each Board or committee meeting attended.

     AMENDMENT. Subject to certain timing and Stockholder approval requirements set forth in the Directors Plan, the Directors Plan may be amended by the Board of Directors.

     TERM. The Directors Plan became effective upon its approval by the Stockholders in January, 1992 and will remain in effect until terminated by action of the Board of Directors or the Stockholders.

SUMMARY OF PROPOSED AMENDMENT

     The proposed Amendment increases the size of the annual grant from 200 shares to 300 shares for each Non-Employee Director. The increase to 300 shares takes effect with the grant payable following the close of the 1996 fiscal year. In addition, a one-time grant of 100 shares per Non-Employee Director is payable in February, 1996 to each Non-Employee Director serving as such on December 31, 1995. Thus, each Non-Employee Director who was entitled to a 200-share grant in October, 1995 will be entitled to an additional 100 shares in February, 1996 including Messrs. Saunders and Taylor whose retirement from the Board of Directors will be effective during January, 1996. Mr. Luthy, who was elected to the Board of Directors in October, 1995, will also be eligible for the 100-share grant to be paid in February, 1996. The Amendment is intended to allow the Company to remain competitive in its compensation package for Non-Employee Directors and to increase the percentage of that package which is paid in Company stock.

     The following table provides a summary estimate of the additional amounts which will be allocated under the Plan if the proposed Amendment is adopted.

                            ADDITIONAL PLAN BENEFITS

                                                 AMENDMENT TO ENERGEN CORPORATION
                                                    1992 DIRECTORS STOCK PLAN
                                             ----------------------------------------
             NAME AND POSITION               DOLLAR VALUE $(1)     NUMBER OF UNITS(1)
-------------------------------------------  -----------------     ------------------
Executive Group............................            --                   --
Non-Executive Director Group
     February, 1996........................       $20,700                  900
     Each October commencing
       October, 1996(2)....................       $18,400                  800
Non-Executive Officer Employee Group.......            --                   --

---------------

(1) Assumes nine directors eligible for February 1996 grant; eight directors eligible for October, 1996 and subsequent grants; and a stock value of $23 per share.
(2) If the plan is amended as described herein, and assuming a stock value of $23 per share and the current number of non-executive directors, the total amounts awarded to the non-executive director group each October commencing October, 1996, will be $55,200 and 2,400 shares.

RECOMMENDATION

     The vote of the holders of a majority of the outstanding shares of the Company's Common Stock is necessary to approve adoption of the Amendment. The Board of Directors recommends that Stockholders vote FOR the approval of the Amendment.

     It is intended that the persons designated as proxies on the accompanying form of proxy will vote such proxy, if not otherwise directed, FOR the approval of the Amendment.

SUMMARY OF SECURITY OWNERSHIP OF MANAGEMENT AND
EMPLOYEE STOCK OWNERSHIP PLAN PARTICIPANTS

     The following table shows the shares of Common Stock of the Company ("Common Stock") beneficially owned by each nominee for director or director, by each executive officer of the Company named in the Summary Compensation Table, and by all directors and executive officers of the Company (including certain executive officers of the Company's subsidiaries) as a group and by participants in the Energen Corporation Employee Savings Plan as a group, as of December 6, 1995. Except as noted below, each such individual has sole voting power and sole investment power with respect to such shares.

                 NAME OF INDIVIDUAL                NUMBER OF     PERCENT
                 OR PERSONS IN GROUP               SHARES(1)     OF CLASS
    ---------------------------------------------  ---------     --------
    Stephen D. Ban...............................     2,776         *
    J. Mason Davis, Jr...........................     1,778         *
    James S. M. French...........................     9,800         *
    Wallace L. Luthy.............................     1,000         *
    Rex J. Lysinger..............................    94,583         *
    Geoffrey C. Ketcham..........................    13,723         *
    Judy M. Merritt..............................       511         *
    Drayton Nabers, Jr...........................     8,602         *
    Dudley C. Reynolds...........................    12,180         *
    Harris Saunders, Jr..........................    19,631         *
    George S. Shirley............................     2,781         *
    W. Robbins Taylor............................     3,585         *
    Wm. Michael Warren, Jr.......................    66,393         *
    Gary C. Youngblood...........................    18,866         *
    All directors and executive officers (15
      persons)...................................   276,188         2.5 %
    Energen Corporation Employee Savings
      Plan(2)....................................  1,223,199       11.14%

------------

 *  Less than one percent.
(1) The shares of Common Stock shown above include shares owned by wives and children of directors as to which shares the directors disclaim any interest. Dunn Investment Company, of which Mr. French is President, Chief Executive Officer and a director, owns 60,000 shares of Common Stock and the Profit Sharing Trust of Standard/Taylor Industries, Inc., of which Mr. Taylor is President and Chairman of the Board, owns 5,000 shares of Common Stock, which shares are not included in the totals noted above. The shares of Common Stock shown above for Messrs. Lysinger, Warren, Ketcham, Reynolds, Youngblood and the executive officers of the Company include shares which are held for their respective accounts under the Energen

     Corporation Employee Savings Plan and the Restricted Stock Incentive Plan, described in the Executive Compensation section. Messrs. Lysinger, Warren, Ketcham, Reynolds, Youngblood and all executive officers as a group hold presently exercisable options to acquire 51,958, 29,048, 2,950, 1,250, 1,850, and 95,656 shares of Common Stock, respectively, which amounts are included in the above table.
(2) The Energen Corporation Employee Savings Plan is a qualified voluntary contributory retirement plan, with an employee stock ownership feature. The Vanguard Group, Inc. serves as trustee for the Plan and must vote the shares held by the plan in accordance with individual participant instructions. Both current and retired employees of the Company are participants in the Plan.

                       1995 COMPENSATION COMMITTEE REPORT

     The Officers Review Committee (ORC) of the Board of Directors is comprised entirely of outside Directors. The ORC is responsible for overseeing and administering the Company's executive compensation program.

COMPENSATION POLICY

     The executive compensation program of the Company is reviewed annually by the ORC and is designed to serve the interests of the Company and its shareholders by aligning executive compensation with shareholder objectives and to encourage and reward management initiatives that will benefit the Company itself, its shareholders, its customers, and its employees over the long term. Specifically, the executive compensation program seeks to:

          (i) implement compensation practices which allow the Company to attract and retain highly qualified executives and maintain a competitive position in the executive marketplace with employers of comparable size and in similar lines of business;

          (ii) enhance the compensation potential of executives who are in the best position to contribute to the development and success of the Company by providing the flexibility to compensate for individual contributions to superior corporate performance as measured by specific objectives compared against a peer group; and

          (iii) directly align the interests of executives with the long-term interests of stockholders through compensation opportunities in the form of integrated short- and long-term incentive plans the payouts of which are predominantly in the form of Common Stock.

     These objectives are met through a program comprised of salary annual cash incentive awards, and long-term stock and performance share opportunities which are dependent on meeting or exceeding carefully defined corporate, subsidiary and individual objectives.

     SALARY. As a matter of policy, the ORC administers annual salary levels relative to the competitive marketplace as determined through the use of available compensation surveys. Each year the ORC reviews the issue of competitive pay and adjusts salary structures accordingly with the midpoint of each pay range approximating the average of the market. The ORC then considers salary adjustments for the Company's executive officers, including those named in the Summary Compensation Table. Salary adjustments are designed to reflect consideration of the performance of each executive over the prior compensation period, recognition of individual contributions to overall Company performance, internal comparability considerations, as appropriate, and the executive's placement in the salary range.

     ANNUAL INCENTIVES. Executives are eligible each year for cash incentive awards based upon attaining financial and non-financial objectives relative to pre-established performance targets. Incentive awards, if made, are based upon the successful attainment of objective corporate performance criteria (expressed in terms of such criteria as return on equity, net income, market yield, customer service, productivity, finding costs and reserve additions) and, where appropriate, subsidiary performance, as well as defined individual performance criteria. Assuming corporate, subsidiary and individual objectives are met, the incentive award is based upon a percentage of the salary earned by the participant during the performance year. Distributions are made in cash provided that certain officers may elect, subject to approval of the ORC, to receive part or all of an award in the form of options issued under the Company's Stock Option Plan.

     LONG-TERM INCENTIVE COMPENSATION. Currently the Company has in place a Performance Share Plan and a Stock Option Plan. By its terms, the Company's Restricted Stock Incentive Plan terminated on January 31, 1994, subject to outstanding award agreements. The Performance Share Plan and Stock Option Plan may be used separately or in combination with one another at the discretion of the ORC. As a matter of policy, however, the ORC is now using the Performance Share Plan as the primary vehicle to deliver long-term incentives. The purpose of the Performance Share Plan and the Stock Option Plan is to provide executive and key employees an opportunity to participate in the long-term economic growth and performance of the Company.

     1992 LONG-RANGE PERFORMANCE SHARE PLAN. An award of Performance Shares entitles a participant to be paid the equivalent of one share of Common Stock for each Performance Share awarded to a participant if the ORC has determined that all conditions of payment, which are known as performance condition guidelines, have been satisfied at the end of the four-year period that commences on the first day of the fiscal year in which an award is granted (the "Award Period") or at the end of a one, two, or three-year period within the Award Period (the "Interim Period"). The ORC may, in its discretion, alter or amend performance condition guidelines prior to granting any new awards and may pay a participant in cash, shares of Common Stock or a combination of both.

     According to the performance condition guidelines that have been adopted by the ORC and are currently in effect under the plan, payment of an award will be based on the Company's percentile ranking among a comparison group of forty companies as measured for the applicable Award or Interim Period. The payout percentage for one-half of the award will be based on the Company's percentile ranking with respect to total shareholder return, which is based on dividends paid and changes in the market price of a company's common stock over a period of time. The payout percentage for the other one-half of the award will be based on the Company's percentile ranking with respect to Average ROE, which is based on a company's average annual reported income or loss before extraordinary items over average shareholders' equity. Subject to the discretion of the ORC to adjust for extenuating circumstances, the payout percentage measured separately for each one-half of the award will be 100% if the Company ranks at or above the 75th percentile, 50% at the 50th percentile and 0% below the 50th percentile with interpolation between the 50th and 75th percentiles.

     1988 STOCK OPTION PLAN. The Stock Option Plan provides for the grant of incentive stock options, non-qualified stock options, stock appreciation rights and dividend equivalents or a combination thereof to officers and key employees, all as determined by the ORC. If an option includes stock appreciation rights ("SARs"), then the optionee may elect to cancel all or any portion of the option then subject to exercise, in which event the Company's obligation in respect of such option may be discharged by payment of an amount in cash equal to the excess, if any, of the fair market value of the shares of Common Stock subject to such cancellation over the option exercise price for such shares. If the exercised option includes dividend equivalents, the optionee will in addition to the shares of Common Stock purchased upon exercise receive additional consideration in an amount equal to the amount of cash dividends which would have been paid on such shares had they been issued and outstanding during the period commencing with the option grant date and ending on the option exercise date, plus an amount equal to the interest that such dividends would have earned from the respective dividend payment dates if deposited in an account bearing interest compounded quarterly at the announced prime rate of AmSouth Bank of Alabama in effect on the first day of the respective quarter.

OPERATING SUMMARY

     As demonstrated in each of the plan descriptions provided, compensation in all its forms is linked directly to objective performance criteria of both the Company, subsidiaries where applicable, and the individual executive's performance. By doing so, the ORC has created an environment which encourages long-term decisions which will benefit the

Company, its shareholders, customers, and employees and at the same time allow those executives, managers, and other key employees within the Company to share in the success of those decisions and actions.

ISSUES INFLUENCING COMPENSATION DECISIONS DURING THE REPORTING YEAR (OCTOBER 1, 1994 TO SEPTEMBER 30, 1995)

     Energen enjoyed a very successful year October 1, 1994 through September 30, 1995. Earnings of $19.3 million were achieved from current year operations equal to $1.77 per share. Energen was able to increase its cash dividend 3.6% to $1.16. These successes were made possible by similar successes in major corporate subsidiaries. Energen's actual performance against a comparison group of peer companies was at the 78th percentile for the year. As such, the ORC funded the incentive program and increased salaries as appropriate. Awards under the Long-Range Performance Share Plan were made in accordance with plan guidelines.

     Actual CEO compensation action taken included adjusting base salary to $343,394 reflecting both market competitive salary levels and actual individual performance during the 1994-95 performance year. An incentive award payable $150,000 in cash together with the grant of 7,000 stock options with dividend equivalents was earned for the 1994-95 reporting year reflecting the performance of the Company, its subsidiaries and of the incumbent himself in achieving the financial and business results of the Company. Performance share awards were made using the same multiples as in the previous year as set forth in the ORC's Policy Statement supporting the Plan. Awards are a function of an executive's position in the Company. Actual payout is totally dependent on obtaining performance levels in accordance with previously described guidelines.

     The Officers Review Committee: George S. Shirley, Chairman
                                     J. Mason Davis, Jr.
                                     Drayton Nabers, Jr.
                                     W. Robbins Taylor

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

     Mr. Davis, a member of the Officers Review and Finance Committees, is a partner in the law firm of Sirote & Permutt in Birmingham, Alabama, which provides certain legal services to the Company. The Company's payments for such legal services to Sirote & Permutt during fiscal year 1995 totaled approximately $87,600 in fees and expenses. In the opinion of management, all such fees paid to the firm were reasonable and were the same as those which would have been charged by an unaffiliated third party for comparable services.

EXECUTIVE COMPENSATION

     The following tables and narrative text discuss the compensation paid in fiscal year 1995 and the two prior fiscal years to the Company's Chief Executive Officer and the Company's four other most highly compensated executive officers:

                                    TABLE 1
                           SUMMARY COMPENSATION TABLE

                                                                    LONG TERM COMPENSATION
                                                                            AWARDS             PAYOUTS
                                                                   ------------------------   ---------
                                   ANNUAL COMPENSATION
                          --------------------------------------   RESTRICTED                 LONG-TERM
   NAME AND                           INCENTIVE        OTHER         STOCK         STOCK      INCENTIVE    ALL OTHER
  PRINCIPAL                SALARY    COMPENSATION      ANNUAL       AWARD(S)    OPTIONS/SAR    PAYOUTS    COMPENSATION
   POSITION      YEAR       ($)          ($)        COMPENSATION     ($)(1)         (#)          ($)         ($)(2)
--------------  -------   --------   ------------   ------------   ----------   -----------   ---------   ------------
     (a)          (b)       (c)          (d)            (e)           (f)           (g)          (h)          (i)
--------------  -------   --------   ------------   ------------   ----------   -----------   ---------   ------------
Lysinger, Rex J. -- Chairman, and Chief Executive Officer
                9/30/95   $343,394     $150,000                                     7,000     $186,073      $ 12,934
                9/30/94   $328,083     $195,000                                     7,000                   $ 12,436
                9/30/93   $328,916     $172,000         --            --           --            --         $ 18,048
Warren, Jr., Wm. Michael -- President and Chief Operating Officer
                9/30/95   $264,273     $110,000                                     3,000     $111,219      $  9,870
                9/30/94   $252,916     $150,000                                     3,500                   $ 11,532
                9/30/93   $246,333     $115,000         --            --           --            --         $ 12,578
Ketcham, Geoffrey C. -- Executive Vice President, Chief Financial Officer and Treasurer
                9/30/95   $179,099     $ 85,700                                               $ 68,108      $  9,339
                9/30/94   $172,333     $113,400                                                             $ 10,117
                9/30/93   $177,500     $ 83,000         --            --           --            --         $  9,357
Youngblood, Gary C. -- Executive Vice President and Chief Operating Officer of Alabama Gas Corporation
                9/30/95   $138,231     $ 54,200             --            --           --     $ 35,989      $  8,905
                9/30/94   $124,583     $ 65,800             --            --           --           --      $  8,097
                9/30/93   $117,416     $ 37,300             --            --           --           --      $  7,433
Reynolds, Dudley C. -- General Counsel and Secretary
                9/30/95   $137,933     $ 48,900                                               $ 38,046      $  7,211
                9/30/94   $128,999     $ 66,000                                                             $  6,450
                9/30/93   $126,666     $ 42,000         --            --           --            --         $  6,166

---------------

Note: Salaries for the fiscal year ended 9/30/93 reflected a thirteen (13) month payroll due to a one-time change in pay periods for that year from the first day of the month following service to the last day of the month of service.

NOTES TO TABLE 1

(1) If applicable, column (f) represents the fair market value as of the date of award of shares of restricted Common Stock granted pursuant to the Restricted Stock Incentive Plan of Energen Corporation ("RSIP") adopted by the Board of Directors on October 20, 1983 and approved by the Shareholders on January 19, 1984. By its terms, the Plan terminated on January 1, 1994, subject to outstanding award agreements and no new awards were made in fiscal 1994.

    As of September 30, 1995, the following individuals had restricted stock grants which have not yet been released:

                                           AGGREGATE SHARES         DOLLAR VALUE
                                            TO BE RELEASED        BASED ON 09/30/95
                                        (SUBJECT TO PERFORMANCE     CLOSING PRICE
                     NAME                    ACHIEVEMENT)             ($21.75)
        ------------------------------  -----------------------   -----------------
        Lysinger, Rex J...............               0                       0
        Warren, Jr. Wm. Michael.......           2,240                 $48,720
        Ketcham, Geoffrey C...........           1,492                 $32,451
        Reynolds, Dudley C............           1,373                 $29,863
        Youngblood, Gary C............             688                 $14,964

    The executives are entitled to the payment of dividends as they are declared and paid and shares will vest under the plan over a six year period beginning with the completion of three years from date of grant provided specific defined corporate, subsidiary, and individual performance levels are achieved. In addition to the above terms, the restricted stock generally becomes immediately vested upon a change of control event.
(2) The amounts shown represent contributions made by the Company to its defined contributions Plans on behalf of each executive officer.

                                    TABLE 2
              AGGREGATED OPTION/SAR EXERCISES IN LAST FISCAL YEAR
                     AND FISCAL YEAR-END OPTION/SAR VALUES

                                                                                  VALUE OF UNEXERCISED
                    SHARES                          NUMBER OF UNEXERCISED             IN-THE-MONEY
                   ACQUIRED                        OPTIONS/SARS AT FY-END        OPTIONS/SARS AT FY-END
                  ON EXERCISE   VALUE REALIZED             (#)(2)                        (#)(3)
          NAME        (#)           ($)(1)                   (d)                           (e)
         -------  -----------   --------------   ---------------------------   ---------------------------
 YEAR      (a)        (b)            (c)         EXERCISABLE   UNEXERCISABLE   EXERCISABLE   UNEXERCISABLE
-------  -------  -----------   --------------   -----------   -------------   -----------   -------------
1995     Lysinger        --              --         44,958              0       $ 162,529       $     0
1995     Warren          --              --         26,048              0       $  91,196       $     0
1995     Ketcham         --              --          2,950              0       $  14,750       $     0
1995     Reynolds        --              --          1,250              0       $   6,250       $     0
1995     Youngblood      --              --          1,850              0       $   9,250       $     0

---------------

(1) Market value of underlying securities at time of exercise minus the exercise price.
(2) In addition, on November 22, 1995, the Board granted Messrs. Lysinger and Warren stock options for 7000 and 3000 shares, respectively, in partial payment of their incentive awards for the 1994-95 performance year. These options are immediately exercisable and have an exercise price of $22.125 per share.
(3) Market value of underlying securities at year-end market price (September 30, 1995) of $21.75 per share minus the exercise price.

                                    TABLE 3
            LONG-TERM INCENTIVE PLANS -- AWARDS IN LAST FISCAL YEAR

                                                                      ESTIMATED FUTURE PAYOUTS UNDER
                                                     PERFORMANCE OR    NON-STOCK PRICE-BASED PLANS
                                  NUMBER OF SHARES    OTHER PERIOD    ------------------------------
                                      UNITS OR            UNTIL                              MAXIMUM
                                    OTHER RIGHTS      MATURATION OR   THRESHOLD    TARGET     ($ OR
                      NAME              (#)              PAYOUT       ($ OR #)    ($ OR #)     #)
                 ---------------  ----------------   ---------------  ---------   --------   -------
     YEAR              (a)              (b)                (c)           (d)        (e)        (f)
---------------  ---------------  ----------------   ---------------  ---------   --------   -------
1995             Lysinger              11,400         10/94 to 10/98    2,850        N/A     11,400
1995             Warren                 6,800         10/94 to 10/98    1,700        N/A      6,800
1995             Ketcham                3,900         10/94 to 10/98      975        N/A      3,900
1995             Reynolds               1,250         10/94 to 10/98      313        N/A      1,250
1995             Youngblood             1,850         10/94 to 10/98      463        N/A      1,850

NOTES TO TABLE 3

     An award of Performance Shares entitles a participant to be paid the equivalent of one share of Common Stock for each Performance Share awarded to a participant if the Officer Review Committee (ORC) has determined that all conditions of payment, which are known as performance condition guidelines, have been satisfied at the end of the four-year period that commences on the first day of the fiscal year in which an award is granted (the "Award Period") or, if applicable, at the end of a one, two, or three-year period within the

Award Period (the "Interim Period"). The ORC may, in its discretion, alter or amend performance condition guidelines prior to granting any new awards and may pay a participant in cash, shares of Common Stock or a combination of both.

     According to the performance condition guidelines that have been adopted by the ORC and are currently in effect under the plan, payment of an award will be based on the Company's percentile ranking among a comparison group of forty companies as measured for the applicable Award or Interim Period. The payout percentage for one-half of the award will be based on the Company's percentile ranking with respect to Total Shareholder Return, which is based on dividends paid and changes in the market price of a company's common stock over a period of time. The payout percentage for the other one-half of the award will be based on the Company's percentile ranking with respect to Average ROE, which is based on a company's average annual reported income or loss before extraordinary items over average shareholders' equity.

     Subject to the discretion of the ORC to adjust for extenuating circumstances, the payout percentage measured separately for each one-half of the award will be 100% if the Company ranks at or above the 75th percentile, 50% at the 50th percentile and 0% below the 50th percentile with interpolation between the 50th and 75th percentiles. Since the payout percentage is calculated separately for each one-half of the award, if the Company ranks at the 50th percentile for one performance condition but ranks below the 50th percentile for the other performance condition, then the payout amount will be 50% of one-half of the award or 25% of the total award (the "threshold" payout). See column d. If the Company ranks at the 75th percentile with respect to each performance condition, then the payout amount will be 100% of each one-half of the award or 100% of the total award (the "maximum payout"). See column f.

     A participant will forfeit any unpaid portion of the award if employment with the Company terminates for any reason other than death, permanent and total disability, the Company's divestiture of a business segment or reduction in work force size, or the participant's retirement on or after the participant's early retirement date determined under the Energen Corporation Retirement Income Plan. A participant whose employment with the Company terminates as a result of death, permanent and total disability, the Company's divestiture of a business segment or reduction in work force size, or retirement as described above, will be paid as promptly as possible a prorata portion of the award based on conditions existing at the time of termination and as determined by the ORC. Upon a change in control of the Company, all outstanding awards will be paid as soon as practical after the date of such change of control and any performance conditions will be measured as of the last day of the most recently ended fiscal quarter.

RETIREMENT INCOME PLAN

     Officers of the Company are covered by the Energen Corporation Retirement Income Plan, a defined benefit plan covering substantially all employees of the Company. The amount of contributions made by the Company to the plan is not reflected in the Compensation Table, since the amount of the contribution with respect to a specified person is not and cannot readily be separately or individually calculated by the regular actuaries for the plan.

     Benefits under the plan are based on years of service at retirement and on "Final Earnings," the average base compensation for the highest sixty consecutive months out of the final 120 months of employment. (This compensation consists only of base salary and excludes remuneration in the form of contributions to other benefit plans or any other form of compensation such as any compensation received under the Annual Incentive Compensation Plan or Restricted Stock Incentive Plan.) Normal or delayed retirement benefits are payable upon retirement on the first day of any month following attainment of age 65 and continuing for life, subject to an annual cost-of-living increase of up to three percent.

     The Company has entered into retirement supplement agreements (Supplemental Agreements) with certain officers. Generally, each such agreement provides that the employee will receive, upon normal retirement (which under the Supplemental Agreement is defined as retirement on the first day of any month following attainment of age 60), a supplemental retirement benefit equal to the difference between 60% of the employee's compensation determined as of the employee's normal retirement date and the employee's normal retirement benefit (including social security benefit). For purposes of the Supplemental Agreements compensation is determined based on a formula taking into account the average of the highest 36 months of base salary during the five years prior to retirement plus the average of the three highest annual incentive awards for the five full fiscal years preceding the earlier of retirement or the officer's 61st birthday.

     The following table presents estimated annual benefits payable from both the plan and the supplemental agreements upon normal or delayed retirement to persons in specified compensation and years-of-service classifications. Benefits payable to an employee under the plan are subject to limits imposed by Section 415 of the Internal Revenue Code. As of September 30, 1995, no employees of the Company would have been entitled to payments for benefits in excess of the Section 415 limits. The amounts shown are subject to deduction for applicable Social Security benefits at age 62.

                               PENSION PLAN TABLE

                                            YEARS OF SERVICE
                     ---------------------------------------------------------------
   COMPENSATION         15         20         25         30         35         40
-------------------  --------   --------   --------   --------   --------   --------
$125,000...........  $ 61,875   $ 82,500   $ 82,500   $ 82,500   $ 82,500   $ 82,500
$150,000...........  $ 74,250   $ 99,000   $ 99,000   $ 99,000   $ 99,000   $ 99,000
$175,000...........  $ 86,625   $115,500   $115,500   $115,500   $115,500   $115,500
$200,000...........  $ 99,000   $132,000   $132,000   $132,000   $132,000   $132,000
$225,000...........  $111,375   $148,500   $148,500   $148,500   $148,500   $148,500
$250,000...........  $123,750   $165,000   $165,000   $165,000   $165,000   $165,000
$300,000...........  $148,500   $198,000   $198,000   $198,000   $198,000   $198,000
$400,000...........  $198,000   $264,000   $264,000   $264,000   $264,000   $264,000
$450,000...........  $222,750   $297,000   $297,000   $297,000   $297,000   $297,000
$500,000...........  $247,500   $330,000   $330,000   $330,000   $330,000   $330,000

     The amount of base compensation and the years of service credited under the plan for individuals shown in the Compensation Table are as follows: Mr. Lysinger, $342,000, 20 years; Mr. Warren, $264,000, 12 years; Mr. Ketcham, $179,000, 14 years; Mr. Reynolds $138,000, 15 years; and Mr. Youngblood $138,000, 26 years.

SEVERANCE COMPENSATION AGREEMENTS

     The Company has entered into severance compensation agreements with Messrs. Lysinger, Warren and Ketcham. Generally, each such agreement provides that if within thirty-six months following a change-in-control of the Company, the employee's employment is terminated by the employee for good reason or by the Company other than for cause, disability, retirement or death, then the Company shall make a lump sum payment to the employee equal to 200% of the employee's annual base salary in effect immediately prior to the change-in-control, plus 200% of the employee's average additional cash compensation for the two fiscal years immediately prior to the fiscal year during which the change-in-control occurs. The agreement also provides for the continuance of certain insurance and other employee benefits for a period of twenty-four months following any such termination of employment. For purposes of the agreements, (i) the term "cause" generally means dereliction of duty, misconduct injurious to the Company, or conviction of a felony, and (ii) the term "good reason" generally means a reduction in the position, duties, responsibilities, status or benefits of the employee's job.

                               PERFORMANCE GRAPH

                 ENERGEN CORPORATION -- COMPARISON OF FIVE-YEAR
                         CUMULATIVE SHAREHOLDER RETURNS

                                   [GRAPH]

                                                                  40 COMPANY
      MEASUREMENT PERIOD         ENERGEN COR-                     PEER GROUP
    (FISCAL YEAR COVERED)          PORATION       S&P 500 INDEX      INDEX
1990                                       100             100             100
1991                                       106             131             101
1992                                       112             146             110
1993                                       161             165             140
1994                                       154             171             117
1995                                       157             221             133

         Note: Total shareholder return includes reinvested dividends.

     The forty companies in the peer group index noted above are as follows:
Nor-Am Energy Corporation (formerly Arkla, Inc.), Atlanta Gas Light Company, Atmos Energy Corporation, Bay State Gas Company, Brooklyn Union Gas, Cascade Natural Gas Corp., Colonial Gas Company, Connecticut Energy Corporation, Connecticut Natural Gas Corp., Consolidated Natural Gas Company, Eastern Enterprises, Enserch Corporation, Equitable Resources, Inc., Indiana Energy, Inc., KN Energy Inc., Laclede Gas Company, MCN Corporation, National Fuel Gas Company, New Jersey Resources Corp., Nicor Inc., North Carolina Natural Gas Corp., Northwest Natural Gas Company, NUI Corporation, Oneok Inc., Pacific Enterprises, Pennsylvania Enterprises, Inc., Peoples Energy Corporation, Piedmont Natural Gas Co., Inc., Providence Energy Corporation, Public Service of North Carolina Inc. Questar Corporation, South Jersey Industries, Inc., Southeastern Michigan Gas Enterprises, Inc., Southwest Gas Corporation, Southwestern Energy Company, UGI Corporation, United Cities Gas Company, Washington Energy Company, Washington Gas Light Company and Wicor, Inc.

                         INDEPENDENT PUBLIC ACCOUNTANTS

     The firm of Coopers & Lybrand examined the financial statements of the Company for the fiscal year ended September 30, 1995, and the Board of Directors intends to continue the services of this firm for the fiscal year ending September 30, 1996. A representative of Coopers & Lybrand will be present at the Annual Meeting and will be available to respond to appropriate questions.

                             SHAREHOLDER PROPOSALS

     Proposals of Shareholders intended for inclusion in next year's proxy statement must be received by the Company no later than August 23, 1996.

                              GENERAL INFORMATION

     Shareholders of record at the close of business on December 6, 1995 are entitled to vote upon all matters at the Annual Meeting. As of the close of business on December 6, 1995 there were outstanding 10,978,695 shares of Common Stock, each share of which is entitled to one vote on all matters to be considered at the Annual Meeting.

     Pursuant to Section 10-2B-2.25 of the Code of Alabama 1975, as amended, and the Company's bylaws, a majority of the Common Stock shares entitled to vote, represented in person or by proxy, will constitute a quorum at a meeting of the Shareholders. Section 10-2B-7.28 of the Code of Alabama 1975, as amended, requires that each of the nominees to be elected to the Board of Directors, receive the affirmative vote of the majority of the votes cast by the holders of shares of Common Stock represented at the Annual Meeting as part of the quorum.
Section 10-2B-7.25 of the Code of Alabama 1975, as amended, requires, for the approval of the proposed amendment for the Directors Plan, the affirmative vote of the holders of a majority of the outstanding shares of the Company's common stock casting votes for or against approval of the proposed amendment to the Directors Plan at a meeting of shareholders at which a quorum is present. In neither the case of the election of directors nor consideration of the proposed amendment to the Directors Plan does the vote include shares which abstain from voting on a matter or which are not voted on such matter by a nominee because such nominee is not permitted to exercise discretionary voting authority and the nominee has not received voting instructions from the beneficial owner of such shares. Generally, brokers who act as nominees will be permitted to exercise discretionary voting authority where they have received no instructions in uncontested elections for directors where the brokers have complied with Rule 451 concerning the delivery of proxy materials to beneficial owners of the Company's Common Stock held by such brokers.

     In case any person named herein for election as a director is not available when the election occurs, proxies in the accompanying form may be voted for a substitute as well as for the other persons named herein.

     So far as the Board of Directors of the Company now knows, no business other than that referred to above will be acted upon at the Annual Meeting. The persons named in the Board of Directors' proxy may, in the absence of instruction to the contrary, vote upon all matters presented for action at the Annual Meeting according to their best judgment.

     The costs of soliciting proxies on behalf of the Board of Directors will be borne by the Company. In addition to the use of the mails, proxies may be solicited by personal interview or by telephone and telegraph. Brokerage houses and other custodians and fiduciaries will be requested to forward at the Company's expense soliciting materials to the beneficial owners of stock held of record by them. The Company has also engaged Georgeson & Co. of New York to assist in the solicitation of proxies of brokers and financial institutions and their nominees. This firm will be paid a fee of $7,000, including out-of-pocket expenses.

                                                     ENERGEN CORPORATION



                                                         /s/ Rex J. Lysinger
                                                     ---------------------------
                                                        Chairman of the Board
                                                     and Chief Executive Officer

Birmingham, Alabama
December 21, 1995

                                                                      APPENDIX A

                              ENERGEN CORPORATION
                           1992 DIRECTORS STOCK PLAN

1. PURPOSE

     This Energen Corporation 1992 Directors Stock Plan (the "Plan") is hereby established by Energen Corporation (the "Company"). The purpose of the Plan is to enable the Company to pay part of the compensation of its non-employee directors in shares of the Company's common stock ("Stock"). The Plan provides annual grants of Stock to non-employee directors and in addition permits such directors to elect to take all or part of their cash compensation in the form of Stock.

2. ELIGIBILITY

     Each member of the Board of Directors of the Company (the "Board") who is not an officer or Employee of the Company or any of its subsidiaries (a "Non-Employee Director") shall be eligible for participation in the Plan.

3. ANNUAL GRANTS

     As soon as reasonably practicable following the fiscal year ended September 30, 1992 and each fiscal year thereafter so long as this Plan remains in effect, 200 shares (adjusted as described below) of Stock shall be granted and issued to each Non-Employee Director who is serving as such on the last day of such year and has held such position for at least six months. If the Company shall at any time issue any shares of Stock (i) in subdivision of outstanding shares of Stock, by reclassification or otherwise, or (ii) for a stock dividend, the size of the 200 share installment shall be increased proportionately; and in like manner, reduced proportionately in case of any combination of shares of Stock.

4. ELECTIVE GRANTS

     Each Non-Employee Director may elect to have any part or all of the fees payable to such Non-Employee Director for services as a director of the Company and its subsidiaries paid in the form of Stock. Such election shall be delivered to the Company in writing specifying the portion of fees to be paid in Stock. Any such election shall remain in effect and irrevocable until the effective date of a subsequent written election changing or terminating the prior election. The effective date of any election, including without limitation an election to change or terminate a prior election, shall be six months from the date of delivery to the Company. Stock issued in lieu of director fees shall be issued as soon as reasonably practicable following the end of each calendar quarter and the number of shares will be based on a valuation equal to the average of the closing sales prices for the Stock as published in The Wall Street Journal report of the New York Stock Exchange, Inc. -- Composite Transactions for the last trading day of each month in such calendar quarter, provided that any fractional share shall be rounded up to a whole share.

5. STOCK ISSUANCE

     Non-Employee Directors shall not be deemed for any purpose to be, or have any rights as, stockholders of the Company with respect to any Stock issued under this Plan except if, as and when shares are issued and then only from the date of the certificates therefor.

6. AMENDMENT AND DISCONTINUANCES

     The Board of Directors may from time to time amend the Plan; provided, however, that no amendment may without stockholder approval materially increase the benefits accruing to participants under the Plan, materially increase the number of shares of Common Stock which may be issued under the Plan, or materially modify the requirements as to eligibility for participation in the Plan, and further provided, that the Plan shall not be amended more than once every six months, other than to comport with changes in the Internal Revenue Code, the Employee Retirement income Act, or the rules thereunder.

7. COMPLIANCE WITH APPLICABLE LEGAL REQUIREMENTS

     No certificate for shares distributable pursuant to the Plan shall be issued and delivered unless the issuance of such certificate complies with all applicable legal requirements, including, without limitation, compliance with the provisions of the Securities Act of 1933, as amended, the Securities Exchange Act of 1934, as amended, and the requirements of the exchanges on which Stock may, at the time, be listed.

8. TERM OF THE PLAN

     The Plan is subject to and shall only become effective upon approval of the Plan by the stockholders of the Company at the Annual Meeting of Stockholders to be held January 22, 1992. Once effective this Plan shall remain in effect until terminated by action of the Board or the stockholders of the Company.

                                                                      APPENDIX B

                           PROPOSED AMENDED SECTION 3
                                       OF
                              ENERGEN CORPORATION
                           1992 DIRECTORS STOCK PLAN

     Section 3 of the Energen Corporation 1992 Directors Stock Plan is hereby amended to read in its entirety as follows:

ANNUAL GRANTS

     As soon as reasonably practicable following the fiscal year ended September 30, 1992 and each fiscal year thereafter so long as this Plan remains in effect, an annual award of Stock (adjusted as described below) shall be granted and issued to each Non-Employee Director who is serving as such on the last day of such year and has held such position for at least six months. The annual award payable at the conclusion of fiscal years ended September 30, 1992-1995 shall be 200 shares. The annual award payable with respect to fiscal years ended September 30, 1996 and thereafter, shall be 300 shares. If the Company shall at any time issue any shares of Stock (i) in subdivision of outstanding shares of Stock, by reclassification or otherwise, or (ii) for a stock dividend, the size of future annual awards shall be increased proportionately; and in like manner, reduced proportionately in case of any combination of shares of Stock. In addition to the foregoing annual awards, a supplemental award of 100 shares shall be made during February, 1996 to each individual who was serving as a Non-Employee Director on December 31, 1995, regardless of length of service.

                                   ENERGEN

                           2101 Sixth Avenue North

                          Birmingham, Alabama 35203
                                (205) 326-2700

---------------------------------------------------

                             ENERGEN CORPORATION
                             NOTICE OF THE ANNUAL
                           MEETING OF SHAREHOLDERS

                               JANUARY 25, 1995

                                     AND

                               PROXY STATEMENT
---------------------------------------------------
IMPORTANT

  -- Please sign and return your proxy in the enclosed envelope

  -- In this way you will be represented at the meeting

  -- If you attend the meeting you may, if you wish, withdraw your proxy and vote in person
---------------------------------------------------

                                                                     APPENDIX C


                          PROXY -- ENERGEN CORPORATION

        PROXY FOR COMMON SHAREHOLDERS FOR ANNUAL MEETING OF SHAREHOLDERS
                          TO BE HELD JANUARY 24, 1996
      SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF ENERGEN CORPORATION

  The undersigned, revoking all proxies heretofore given with respect to the shares represented hereby, hereby appoints REX J. LYSINGER and DUDLEY C. REYNOLDS, or either of them acting in the absence of the other, with full power of substitution, proxies to represent the undersigned at the Annual Meeting of Shareholders of Energen Corporation, to be held on January 24, 1996 at 10:00 a.m., Central Standard Time, at the principal office of the Company in Birmingham, Alabama, and at any adjournments thereof, respecting the shares of Common Stock which the undersigned would be entitled to vote if then personally present, as follows:

  This proxy should be mailed in the enclosed addressed envelope (no postage required if mailed in the United States). To assure the necessary representation at the Meeting, please date and sign this proxy and mail it to the Company promptly. Please mail your proxy to the Company even though you plan to attend the Meeting. If you vote in person at the Meeting, your Proxy will not be used.



                 (CONTINUED AND TO BE SIGNED ON REVERSE SIDE.)


                              ENERGEN CORPORATION
   PLEASE MARK VOTE IN OVAL IN THE FOLLOWING MANNER USING DARK INK ONLY. [/]

[                                                                              ]

                                                  FOR all       VOTE
                                              nominees listed WITHHELD
                                                (except as    from all
                                             indicated below) nominees                                         FOR  AGAINST  ABSTAIN
1. ELECTION OF DIRECTORS:                         [ ]           [ ]   2. Amendment to the Energen Corporation  [ ]    [ ]      [ ]
   Nominees--For three year term ending 1999:                            1992 Directors Stock Plan as described
   J. Mason Davis, Jr., James S.M. French and                            in the Proxy Statement of the Company
   Wallace L. Luthy.                                                     dated December 21, 1995.

(To withhold authority to vote for any                                3. In their discretion, to vote upon Such other matters as may
individual nominee, write that nominee's                                 properly come before the Meeting. All as more fully set
name in the space provided below.)                                       forth in the Proxy Statement received by the undersigned.
                                                                         (THIS PROXY WILL BE VOTED IN ACCORDANCE WITH THE SPECIFIC
_____________________________________________                            INDICATION ABOVE. IN THE ABSENCE OF SUCH INDICATION, THIS
                                                                         PROXY WILL BE VOTED FOR THE ELECTION OF ALL NOMINEES AND
                                                                         FOR THE APPROVAL OF THE AMENDMENT TO THE DIRECTORS STOCK
                                                                         PLAN.)

                                                                      DATED_________________________________________, 19__

                                                                      SIGNED______________________________________________

                                                                      ____________________________________________________
                                                                           (Please sign exactly as name appears below.)
